                                                                     Exhibit 4.8


                                FORM OF DEBENTURE

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No.      06-02- (1)                                         US $_____________
         --------------
                               AMBIENT CORPORATION

                     8% SENIOR SECURED CONVERTIBLE DEBENTURE
                       SERIES 06-02 DUE MAY 31,, 2008(2)

         THIS DEBENTURE is one of a duly authorized issue of up to $10,000,000 in Debentures of AMBIENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company") designated as its 8% Senior Secured Convertible Debentures Series 06-02.

         FOR VALUE RECEIVED, the Company promises to pay to ___________________, the registered holder hereof (the "Holder"), the principal sum of ___________________ and 00/100 Dollars (US $ ___________________) on May 31,
2008 (the "Maturity Date") and to pay interest, on the principal sum outstanding from time to time in arrears at the rate of 8% per annum, accruing from May 26,2006, the date of initial issuance of this Debenture (the "Issue Date"), on the date (each, an "Interest Payment Date") which is the earliest of (i) the next Prepayment Date (as defined below), (ii) the next Conversion Date (as defined below), or (iii) the Maturity Date, as the 1 case may be. Interest shall accrue monthly (pro-rated on a daily basis for any period longer or shorter than a month) from the later of the Issue Date or the previous Interest Payment Date and shall be payable in cash or, at the Company's option but subject to the other provisions of this Debenture, in Common Stock. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, monthly or until paid, whichever is earlier. Additional provisions regarding the payment of interest are provided in
Section 4(D) below (the terms of which shall govern as if this sentence were not included in this Debenture).

_____________________________
     (1)Insert unique Debenture number for each issuance.
     (2)Insert date which is second anniversary of Closing Date.

         This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated May 26, 2006 (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

         This Debenture is subject to the following additional provisions:

         1. The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         4. A. (i) At any time on or after the Commencement Date (as defined below) and prior to the time this Debenture is paid in full in accordance with its terms (including, without limitation, after the Prepayment Date or the Mandatory Conversion Date, or after the occurrence of an Event of Default, as those terms are defined below, or, if the Debenture is not fully paid or converted after the Maturity Date), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, $0.001 par value ("Common Stock"), of the Company at the Conversion Price (as defined below). Any such conversion is referred to as a "Voluntary Conversion." The minimum principal amount of each Voluntary Conversion shall be $25,000 or, if the outstanding principal amount of this Debenture is less than $25,000, the outstanding principal balance of this Debenture.

                           (ii) On the Maturity Date the Company shall pay the
principal and accrued interest (through the actual date of payment) of any portion of this Debenture which is then outstanding.

                           (iii) For purposes of this Debenture, the following
terms shall have the meanings indicated below:

         "Commencement Date" means the Issue Date.

         "Conversion Price" means (x) with respect to a Voluntary Conversion or a Mandatory Conversion (as defined herein), the lowest of (i) the Fixed Conversion Price, (ii) the Lowest Fixed Conversion Price (which amount is subject to adjustment as provided herein), or (iii) during the pendency of an Event of Default (as defined below), the Prepayment Conversion Price, and (y) with respect to a conversion in connection with a Required Prepayment (as defined herein), the Variable Conversion Price.

         "Fixed Conversion Price" means the amount equal to $0.15 (such amount is subject to adjustment as provided herein).

         "Variable Conversion Price" means the lower of (w) the Prepayment Conversion Price or (x) the Fixed Conversion Price or (y) the Lowest Fixed Conversion Price.

         "Prepayment Conversion Price" means (i) the VWAP for the ten (10) Regular Trading Days ending on the Trading Day immediately before the relevant Prepayment Date or the relevant Conversion Date, as the case may be, multiplied by (ii) seventy-five percent (75%).

         "VWAP" means the volume weighted average price of the Common Stock on the Principal Trading Market for the relevant Regular Trading Day(s) , as reported by the Reporting Service.

         "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

         "Lowest Fixed Conversion Price" means the lowest New Transaction Price from any New Transaction (as those terms are defined in the Securities Purchase Agreement) (which amount, if any, is subject to subsequent adjustment as provided herein).

         "Acceptable Trading Market" means any of the following: (w) the Over the Counter Bulletin Board Market, (x) the NASDAQ/SmallCap or National Market, (y) the American Stock Exchange or (z) the New York Stock Exchange.

         "Prepayment Date" means either a Voluntary Prepayment Date or a Required Prepayment Date (as those terms are defined below).

         "Conversion Shares" has the meaning ascribed to in Section 4(I) hereof.

                  B. A Voluntary Conversion shall be effectuated by faxing a notice of conversion ("Notice of Conversion") to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement).

                  C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 4(C) as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

                  D. (i) Subject to the terms of Section 4(C) and to the other terms of this Section 4(D), interest on the principal amount of this Debenture converted pursuant to a Notice of Conversion shall be due and payable, at the option of the Company, in cash or, subject to the conditions of the next sentence, in shares of Common Stock on the Interest Payment Date. Anything herein to the contrary notwithstanding, the Company may elect to pay interest in shares of Common Stock if, but only if, the shares of Common Stock issuable to the Holder as such payment are covered by an effective Registration Statement.

                           (ii) If the interest payable in connection with a
Voluntary Conversion is to be paid in cash, the Company shall make such payment within three (3) Trading Days after the Interest Payment Date. If the interest is not paid by such third Trading Day, the interest must be paid in Common Stock in accordance with the provisions of this Section 4(D), unless the Holder consents otherwise in each specific instance.

                           (iii) Additional provisions regarding the payment of
interest on the principal amount of this Debenture are set forth in the following provisions of this Section 4.

                           (iv) If interest is to be paid in Common Stock
(whether at the election of the Company or as required hereunder), the number of shares of Common Stock to be received shall be determined by dividing the dollar amount of the interest by the relevant Conversion Price in effect on the relevant Interest Payment Date.

                           (v) If not paid in full on an Interest Payment Date,
interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, monthly or until paid, whichever is earlier.

                  E. Reference is made to the provisions of Section 4(g) of the Securities Purchase Agreement, the terms of which are incorporated herein by reference. The Conversion Price and other provisions of this Debenture shall be adjusted as provided in the applicable provisions of said Section 4(g) of the Securities Purchase Agreement.

                  F. (i) Anything in the other provisions of this Debenture or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall have the right, in its discretion, to prepay the outstanding principal of this Debenture, together with all accrued interest thereon, in whole or in part, on the terms and conditions provided in this Section 4(F). If the Company elects to make such a prepayment, the Company shall give the Holder a written notice (the "Voluntary Prepayment Notice") of its election to prepay all or a portion of then outstanding Debenture. The prepayment amount shall be equal to one hundred twenty percent (120%) of the sum of (x) the principal of this Debenture being prepaid, plus (y) accrued interest thereon through the Voluntary Prepayment Date. Additional terms regarding this prepayment right are provided below.

                           (ii) The Company may give a Voluntary Prepayment
Notice and make the prepayment only if, (x) on the date on which the Voluntary Prepayment Notice is given and (y) on every Trading Day thereafter through and including the Voluntary Prepayment Date,

         (x) there is an effective Registration Statement covering the resale of the shares issuable on conversion of this Debenture, and

         (y) there is no Event of Default hereunder or any event which, with the giving of notice or the passage of time (that is, without regard to any grace or cure periods), could be declared an Event of Default hereunder, and

         (z) the Common Stock of the Company, including any Conversion Shares to be issued on conversion of the Debenture during the Prepayment Conversion Period, are eligible for trading on an Acceptable Trading Market.

                           (iii) The Voluntary Prepayment Notice shall specify
(x) the principal amount of the Debenture being prepaid by the Company (the "Voluntary Principal Prepayment Amount"), (y) the date (the "Voluntary Prepayment Date"), which shall be not less than twenty (20) and not more than forty (40) Trading Days after the Voluntary Prepayment Notice is received by the Holder, on which such prepayment will be made, and (z) identify the bank (the "Prepayment Bank") where the Voluntary Prepayment Funds (as defined below) have been deposited. The Voluntary Prepayment Notice shall be accompanied by the Prepayment Bank's confirmation to the Holder that funds (the "Voluntary Prepayment Funds") equal to the Voluntary Prepayment Amount have been deposited with the Prepayment Bank and instructions for the method by which the Holder can provide instructions to the Prepayment Bank to make payment of the Voluntary Prepayment Funds to the Holder (such payment to made by check or wire, as specified by the Holder) on the Voluntary Prepayment Date.

                           (iv) Even after the issuance of a Voluntary
Prepayment Notice, the Holder may continue to convert this Debenture as provided in the other provisions of this Debenture until this Debenture is paid in full. If the Holder converts any portion of this Debenture after the date of the Voluntary Prepayment Notice and prior to the payment of the Voluntary Prepayment Funds to the Holder (the "Prepayment Conversion Period"), so that the then outstanding principal of this Debenture is less than the Voluntary Prepayment Principal Amount, the Company shall notify the Prepayment Bank of the then outstanding principal of this Debenture; provided, however, if the Voluntary Prepayment Principal Amount is less than the principal of the then Unconverted Debenture, any such conversions made during the Prepayment Conversion Period shall be deemed made in the following order of priority: (x) first, out of principal of the Unconverted Debenture in excess of the Voluntary Prepayment Principal Amount, and (y) then, out of the Voluntary Prepayment Principal Amount. To the extent that any conversions made during the Prepayment Conversion Period are deemed made out of the Voluntary Prepayment Principal Amount, the Voluntary Prepayment Funds will then be adjusted to and be deemed to be equal such outstanding principal plus all accrued but unpaid interest thereon through the Voluntary Prepayment Date.

                           (v) If the Voluntary Prepayment Funds are not timely
paid or made available to the Holder, the Holder will have the option, exercisable at any time prior to the actual payment of the Voluntary Prepayment Funds (together with any additional interest accruing on the Prepayment Principal Amount after the Prepayment Date) to effect either or both of the following actions: (x) cancellation, ab initio, of the prepayment contemplated by the Voluntary Prepayment Notice and (y) cancellation of the Company's prepayment right under this Section 4(F).

                  G. (i) Anything in the other provisions of this Debenture or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall have the right, on the terms and conditions provided in this
Section 4(G), to require the Holder to convert all or a specified portion of the principal of this Debenture, together with all accrued interest thereon, on the Mandatory Conversion Date (as defined below). On the Mandatory Conversion Date, without further action by the Holder, the outstanding principal and accrued but unpaid interest on this Debenture shall be deemed converted into Common Stock
(x) with respect to such principal, at the Conversion Price in effect on such Mandatory Conversion Date, and (y) with respect to the interest at the applicable rate contemplated by the provisions of Section 4(D)(iii) hereof on such Mandatory Conversion Date. Any conversion contemplated by this Section 4(G) shall be subject to the following terms and conditions of this Section 4(G), to the extent relevant.

                           (ii) Subject to the provisions of subparagraph (iii)
below, if the Sale Price (as defined below) for the Common Stock is more than the Target Price (as defined below) for each of fifteen (15) ) consecutive Trading Days (the fifteenth of such consecutive Trading Days, the "Target Trading Day"), the Company will have the right, in its discretion, to give the Holder a written notice (a "Mandatory Conversion Notice") within five (5) Trading Days after the Target Trading Day. The Mandatory Conversion Notice shall state that the date specified in such notice (the "Mandatory Conversion Date"), which date shall not be no earlier than twenty (20) Trading Days and no later than sixty (60) Trading Days after the Target Trading Day, shall be deemed a Mandatory Conversion Date.

                           (iii) Anything herein to the contrary
notwithstanding, the Company may give a Mandatory Conversion Notice and make the conversions contemplated thereby only if, (x) on the date on which the Mandatory Conversion Notice is given and (y) on every Trading Day thereafter through and including the Mandatory Conversion Date,

         (x) there is an effective Registration Statement covering the resale of the shares issuable on conversion of this Debenture, and

         (y) there is no Event of Default hereunder or any event which, with the giving of notice or the passage of time (that is, without regard to any grace or cure periods), could be declared an Event of Default hereunder, and

         (z) the Common Stock of the Company, including the Conversion Shares to be issued on the Mandatory Conversion Date, are eligible for trading on an Acceptable Trading Market.

                           (iv) The term "Sale Price" means the 4:00 P.M.
closing sale price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date. The term "Target Price" means $0.60 (which amount is subject to adjustment to the same extent that the Fixed Conversion Price is adjusted other than pursuant to Section 4(g) of the Agreement).

                           (v) If the Company properly and timely gives a
Mandatory Conversion Notice and all of the conditions referred in subparagraph
(iii) above are satisfied, the conversion contemplated by the Mandatory Conversion Notice will be effected, subject to the provisions of subparagraph
(vi) below, on the Mandatory Conversion Date. If any of such conditions is not true, the Mandatory Conversion Notice shall be deemed canceled ab initio.

                           (vi) The provisions of Section 4(C) shall apply on
the Mandatory Conversion Date. If, as a result of such provisions, the entire portion of the Debenture provided for in the Mandatory Conversion Notice is not converted on the Mandatory Conversion Date, the Company, without further notice to the Holder, shall be deemed to have timely given one or more Mandatory Conversion Notices for the balance of such portion providing for successive Mandatory Conversion Dates, each of which deferred date is ten (10) Trading Days after the immediately preceding Mandatory Conversion Date, until such portion of this Debenture is fully converted or paid in full (or some combination thereof).

                           (vii) Prior to a Mandatory Conversion Date, including
after receiving a Mandatory Conversion Notice, the Holder shall continue to have the right to convert any outstanding portion of this Debenture in accordance with its terms until it is fully converted. Any such conversion shall be applied against the mandatory conversion contemplated by the Mandatory Conversion Notice.

                           (viii) If, as of the Mandatory Conversion Date, the
Company timely pays in full any accrued interest payable with respect to the portion of the Debenture contemplated by the Mandatory Conversion Notice and issues all shares then converted in accordance with, and subject to the other provisions of this Section 4(G), then interest shall cease to accrue on any remaining Unconverted Debenture to the extent included in the Mandatory Conversion Notice. If such payment is not made timely or is not made in full, interest shall continue to accrue until the earliest date after the initial Mandatory Conversion Date on which all accrued interest through the date of payment has in fact been paid, but cease to accrue thereafter. If the

Mandatory Conversion Notice does not contemplate that the entire outstanding Debenture is to be converted on the Mandatory Conversion Date, then Interest shall continue to accrue and be payable, without regard to the provisions of this Section 4(G) with respect to any portion of the Debenture not so included in the Mandatory Conversion Notice.

                  H. (i) Anything herein to the contrary notwithstanding, the Company shall make payments in reduction of the obligations represented by this Debenture in accordance with the terms of this Section 4(H).

                           (ii) Commencing on the first Trading Day of the
calendar month following the date on which the third monthly anniversary of the Issue Date occurs, and on the first Trading Day of each subsequent calendar month (each such date, a "Required Prepayment Date"), the Company shall pay to the Holder an amount (the "Required Principal Payment") equal to four and 77/100 percent (4.77%) of the original principal of this Debenture but not more than the then outstanding principal of this Debenture, together with accrued but unpaid interest thereon (the "Required Interest Payment"). With respect to each Required Prepayment Date, the relevant Required Principal Payment and the relevant Required Interest Payment are referred to collectively as the "Required Payment."

                           (iii) For each Required Prepayment Date which is
prior to the Effective Date, the Required Payment shall be made in cash. If less than the full amount is paid, the amount actually paid shall be applied in the following order of priority (x) first, to the Required Interest Payment; and (y) then to principal of the Debenture. The failure to pay such full amount, however, may result in an Event of Default.

                           (iv) For each Required Prepayment Date which is on or
after the Effective Date, the Company may, subject to the following provisions of this Section 4(H), elect to make the Required Payment in cash or in shares of Common Stock. Unless the Company notifies the Holder at least thirty (30) Days in advance of the relevant Required Prepayment Date that it is electing to pay the Required Payment in cash, the Company will be required to make such payment in stock (subject to the following provisions of this Section 4(H)) on the Required Payment Date. Notwithstanding the foregoing, the Company may only pay the Required Payment in shares if the Registration Statement covering the Conversion Shares to be issued in such payment is effective on the Payment Date and on the date the Conversion Shares are delivered to the Holder.

                           (v) If, with respect to any Required Prepayment Date
on or after the Effective Date, the Company elects or is required to pay the Required Payment in cash, the amount of such payment shall be equal to the sum of (i) one hundred ten percent (110%) of the Required Principal Payment and (ii) one hundred percent (100%) of the Required Interest Payment. If less than the full amount is paid, the amount actually paid shall be applied in the following order of priority (x) first, to the Required Interest Payment; (y) then, to the extent of ten percent (10%) of the amount of the Required Principal Payment, to a prepayment fee; and (z) then to principal of the Debenture. The failure to pay such full amount, however, may result in an Event of Default. If the entire amount is paid, the outstanding principal of the Debenture shall be reduced by the amount of the Required Principal Payment.

                           (vi) If the Required Payment is made in stock, as
provided herein, the Company shall issue shares to the Holder equal to the Required Payment divided by the Prepayment Conversion Price.

                           (vii) The provisions of Section 4(C) shall apply on
each Required Prepayment Date. If, as a result of such provisions, the entire portion of the Required Payment is not converted on the relevant Required Prepayment Date, then there shall be one or more successive deferred Required Prepayment Dates, each of which deferred date is five (5) Trading Days after the immediately preceding Required Prepayment Date, until the Required Payment is fully converted or paid in full (or some combination thereof).

                           (viii) The provisions of this Section 4(H)
notwithstanding, the Holder shall continue to have the right to convert any outstanding portion of this Debenture in accordance with its terms until it is fully converted or paid to the same extent as if this Section 4(H) were not included in this Debenture.

                  I. (i) The following provisions apply to the issuances of Common Stock in payment of the amounts due under this Debenture, whether as principal or interest, as provided in the preceding provisions of this Section 4.

                           (ii) No fractional shares of Common Stock or scrip
representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

                           (iii) Each of the following dates shall constitute a
"Conversion Date":

         (x) For a Voluntary Conversion, the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company so that it is received by the Company on or before such specified date shall be a "Conversion Date" for all purposes of this Debenture and the other Transaction Agreements.

         (y) For a Mandatory Conversion, the Mandatory Conversion Date shall be a "Conversion Date" with respect to the relevant shares for all purposes of this Debenture and the other Transaction Agreements, without the need for the Holder to submit a Notice of Conversion.

         (z) For a Required Payment which is made in stock, the Required Payment Date shall be deemed to be a "Conversion Date" with respect to the relevant shares for all purposes of this Debenture and the other Transaction Agreements, without the need for the Holder to submit a Notice of Conversion.

                           (iv) All shares issuable with respect to a Conversion
Date shall be deemed "Conversion Shares" for all purposes of this Debenture and the other Transaction Agreements. Certificates representing the relevant Conversion Shares ("Conversion Certificates") will be delivered to the Holder at
(x) with respect to a Voluntary Conversion, at the address specified in the relevant Notice of Conversion, and (y) with respect to any conversion contemplated hereby to the address separately identified by the Holder (and if none, the Holder's the Holder's address for notices as contemplated by the Securities Purchase Agreement, which address the Holder may change from time to time in the manner provided therein), via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the "Delivery Date") after the relevant Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the relevant provisions of this Section 4 on the Conversion Date.

                  J. Any payments under this Debenture shall be applied in the following order of priority, First to interest, Second to any penalty amounts and then to Principal in inverse order of maturity.

         5. A. Subject to the terms of the Securities Purchase Agreement, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

                  B. Payment of this Debenture is secured pursuant to the terms of the Security Interest Agreement, dated as of the date of the Agreement (the "Security Interest Agreement") executed by the Company, as debtor, in favor of the Buyer and the Other Buyers, as secured parties. The terms of the Security Interest Agreement are incorporated herein by reference.

         6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         7. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

         8. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

         9. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

         10. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price or the Lowest Fixed Conversion Price, if any, and any other fixed amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Lowest Fixed Conversion Price, if any, shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Lowest Fixed Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Price (whether or not based on a Lowest Fixed Conversion Price) shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

         11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.


         12. This Debenture shall be governed by and construed in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

         13. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

         14. (i) Prior to the Maturity Date, the following shall constitute an "Event of Default":

             a. The Company shall default in the payment of principal or interest on this Debenture or any other Debenture in this Series or any other amount due hereunder or thereunder, and, (i) with respect to a payment of interest on a Scheduled Interest Payment Date, such default shall continue for a period of five (5) Trading Days after the Holder gives the Company's written notice thereof, and (ii) in all other instances, such default shall continue for a period of five (5) Trading Days; or

             b. Any of the representations or warranties made by the
                Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

             c. Subject to the terms of the Securities Purchase Agreement, the
                Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) Trading Days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, or any other Transaction Agreement, and any such failure shall continue uncured for five (5)) Trading Days; or

             d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after the Company's receipt written notice from the Holder of such failure; or

             e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure, if capable of being cured, shall continue uncured for a period of thirty (30) days after the Holder gives the Company written notice thereof (but if not capable of being cured, such thirty day period shall be deemed expired immediately upon the giving of such notice); or

             f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

             g. A trustee, liquidator or receiver shall be appointed for the
                Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                (60) days after such appointment; or

             h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

             i. Any money judgment, writ or warrant of attachment, or similar process in excess of Seven Hundred Fifty Thousand ($750,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

             j. Bankruptcy, reorganization, insolvency or liquidation
                proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

             k. The Company shall have its Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days.

             (ii) After the Maturity Date, the term "Event of Default" shall mean:

             a. The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder, and, in any such instance, the same shall continue for a period of five (5) Trading Days; or

             b. Subject to the terms of the Securities Purchase Agreement, the
                Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) Trading Days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, or any other Transaction Agreement, and any such failure shall continue uncured for five (5) Trading Days.

          (iii) If an Event of Default shall have occurred and is continuing, then,

         (x) unless and until such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, but without further notice from the Holder, the unpaid amount of this Debenture, computed as of such date, will bear interest at the rate of eighteen percent (18%) or the highest rate allowed by law, whichever is lower, from the date of the Event of Default to until and including the date actually paid; and any partial payments shall be applied first to all accrued interest and then to principal; and

         (y) at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may elect to redeem all or part of the Unconverted Debenture (as defined below) on the terms provided in
         Section 15 hereof.

         15. A. The Company acknowledges that if there is an Event of Default, the Holder may require the Company to immediately redeem all or any part of the outstanding portion of this Debenture for an amount equal to the Redemption Amount (as defined below).

             B. For purposes of this Debenture, the following terms shall have the meanings indicated below:

         "Unconverted Debenture" means the principal amount of this Debenture which has not been converted as of the relevant date.

         "Redemption Payment Date" means the date on which the Company actually pays the Redemption Amount.

         "Redemption Amount" means the amount equal to:

                               V                           x                M
                        -----------------
                             CP

                  where:

                           "V" means  the  principal  of an  Unconverted
                  Debenture  plus any accrued but unpaid interest thereon;

                           "CP" means the Variable Conversion Price in effect on
                  the date (the "Redemption Notice Date") of the Redemption Notice (as defined below); and

                           "M" means the highest closing price per share of the
                  Common Stock during the period beginning on the Redemption Notice Date and ending on the Redemption Payment Date.

                  C. The Holder of an Unconverted Debenture may elect to redeem a portion of such Unconverted Debenture without electing to redeem the balance of the Unconverted Debenture. The Holder's option to redeem all or part of the Unconverted Debenture shall be exercised by the Holder giving written notice of the exercise of this provision by the Holder (a "Redemption Notice") at any time after a relevant Event of Default has occurred. The Redemption Notice shall specify (a) the date (the "Redemption Due Date") on which the Redemption Amount shall be paid, which date shall be at least five (5) Trading Days after the date (a "Redemption Notice Date") on which the Holder Redemption Notice is given, and
(b) the wire instructions for the account to which the Redemption Amount is to be paid; provided, however, that the Company shall have the right to accelerate the date of such payment.

                  D. If all of the Unconverted Debentures are being redeemed pursuant to this Section 5, then, upon payment in full of the Redemption Amount for all of the Unconverted Debentures in accordance with the provisions of this
Section 5, the Holder shall deliver the Debenture to the Company marked "paid in full".

                  E. If the Redemption Amount is not timely paid by the Company, the Holder may declare the Redemption Amount due under this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

         16. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         17. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

                      [Balance of page intentionally blank]

         18. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then IPSO facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 200__

                                         AMBIENT CORPORATION

                                         By:____________________________________

                                         ---------------------------------------
                                         (Print Name)
                                         ---------------------------------------
                                         (Title)

                                    EXHIBIT A

                               AMBIENT CORPORATION

                              NOTICE OF CONVERSION
                                       OF
                     8% SENIOR SECURED CONVERTIBLE DEBENTURE
                         SERIES 06-02 DUE APRIL 30, 2008
   (To be Executed by the Registered Holder in Order to Convert the Debenture)

TO:      AMBIENT CORPORATION                                  VIA TELECOPIER TO:
         79 Chapel Street                                     (617) 332-7260
         Newton, Massachusetts 02458
         Attn: President

FROM: _________________________________________________________ ("Holder")

DATE: _______________________________________________ (the "Conversion Date")

RE: Conversion of $_________________ principal amount (the "Converted Debenture") of the 8% Senior Secured Convertible Debenture Series 06-02-___ Due __________, 2008 (the "Debenture") of AMBIENT CORPORATION (the "Company") into ______________________ shares (the "Conversion Shares") of Common Stock (defined below)

         The captioned Holder hereby gives notice to the Company, pursuant to the Debenture of AMBIENT CORPORATION that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price (CHECK AND FILL IN ONE):

[ ] $________________, representing the Fixed Conversion Price (as defined in the Debenture)
               [ ] adjusted in accordance with the provisions of the Debenture

[ ]            $________________, representing the Lowest Fixed Conversion Price
               [ ] adjusted in accordance with the provisions of the Debenture

[ ]            $________________, representing the Prepayment Conversion Price

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

           Name and Record Address                    Conversion Shares
           -------------------------------            -----------------
           -------------------------------            -----------------
           -------------------------------            -----------------

         It is the intention of the Holder to comply with the provisions of
Section 4(C) of the Debenture regarding certain limits on the Holder's right to convert thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believe this conversion complies with the provisions of said Section 4(C). Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in the issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

         As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

         If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Debenture, the Holder either (1) has previously surrendered the Converted Debenture to the Company or (2) will surrender (or cause to be surrendered) the Converted Debenture to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

         The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

         [ ]      via express courier, or

         [ ]      by electronic transfer

within the time contemplated by the Debenture after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:


                  -------------------------------------
                  -------------------------------------
                  -------------------------------------

         As contemplated by the Debenture, the Company should also pay all accrued but unpaid interest on the Converted Debenture to the Holder.

                           --If the Company elects to pay such interest in
                  Common Stock, as contemplated by and subject to the provisions of the Debenture,(3) such shares should be issued in the name of the Holder and delivered in the same manner as, and together with, the Conversion Shares.

                           --If the Company elects or is required to pay the
                  dividends in cash, such payment should be made by wire transfer as follows:(4)

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------


                                         -------------------------------------
                                         (Print name of Holder)

                                         By: __________________________________
                                                (Signature of Authorized Person)

_____________________________
         (3)Number of shares based on applicable Interest Conversion Price (as defined in the Debenture).
         (4)Information should include the following:


         All Wires:

         (1) Bank Name

         (2) Bank Address (including street, city, state)

         (3) ABA or Wire Routing No.

         (4) Account Name

         (5) Account Number



If Wire is going to International (Non-US) Bank, all of the above PLUS:

         (6) SWIFT Number

                                         --------------------------------------
                                         (Printed Name and Title)

                              NOTICE OF CONVERSION
                               WORKSHEET SCHEDULE



1. Current Common Stock holdings of Holder and Affiliates          _____________

2. Shares to be issued on current conversion(5)                    _____________

3. Other shares to be issued on other current conversion(s) and
         other current exercise(s)                                 _____________

4. Other shares eligible to be acquired within next 60 days
         without restriction                                       _____________

5. Total [sum of Lines 1 through 4]                                _____________

6. Outstanding shares of Common Stock(6)                           _____________

7. Adjustments to Outstanding
         a. Shares known to Holder as previously issued
            to Holder or others but not included in Line 6         _____________
         b. Shares to be issued per Line(s) 2 and 3                _____________
         c. Total Adjustments [Lines 7a and 7b]
         _____________

8. Total Adjusted Outstanding [Lines 6 plus 7c]                    _____________

_____________________________
         (5) Includes conversion of principal and assumes interest will be paid in Common Stock at the Conversion Price.
         (6) Based on latest SEC filing by Company or information provided by executive officer of Company, counsel to Company or transfer agent.

9. Holder's Percentage [Line 5 divided by Line 8]
         _____________%

[Note: Line 9 not to be above 4.99%]